BOWL AMERICA INCORPORATED
       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD DECEMBER 5, 2006

TO THE HOLDERS OF CLASS A AND CLASS B
COMMON STOCK OF BOWL AMERICA INCORPORATED

  The annual meeting of stockholders of Bowl America Incorporated will be held at the Corporation's office situated at 6446 Edsall Road, Alexandria, Virginia 22312 (East Exit off Shirley Highway), on Tuesday December 5, 2006, at 11:00 a.m., for the following purposes:
  (1) To elect a Board of Directors to serve until the next annual meeting.
  (2) To transact such other business as may properly be brought before the meeting and any adjournments thereof.
  Only stockholders of record at the close of business October 18, 2006, are entitled to vote at the meeting. The stock transfer books will not be closed.
  You are cordially invited to attend the meeting in person. If you do not expect to be present, please sign, date, and mail the enclosed proxy, the postage for which has been provided. Prompt response is helpful, and your cooperation will be appreciated. If after signing and returning the enclosed proxy, you find you are able to attend the meeting, you will have an opportunity to withdraw your proxy and vote in person.

By Order of the Board of Directors
A. Joseph Levy
Secretary

Dated October 20, 2006

                             PROXY STATEMENT

                   For Annual Meeting of Stockholders
                        To be held December 5, 2006

  The principal office of the Corporation is situated at 6446 Edsall Road, Alexandria, Virginia 22312.
  The accompanying proxy is solicited by the Board of Directors; and when such proxy is properly signed and returned, the shares it represents will be voted at the meeting in accordance with the directions noted thereon; or if no direction is indicated, it will be voted for the election of directors.
  Solicitation of proxies will be primarily by mail. Proxies may also be solicited by directors, officers, and employees of the Corporation personally or by telephone or telegraph. The Corporation will bear the cost of all such solicitations.
  The proxy may be revoked at any time prior to its exercise by giving notice of the revocation to the Secretary of the Corporation in writing at any time prior to the meeting and orally at the meeting at any time prior to the vote.
  This statement is being mailed on or about October 25, 2006.



                             VOTING SECURITIES

  Each of the issued and outstanding 3,668,430 shares of the Corporation's Class A Common Stock, par value of $.10 per share, is entitled to one vote. Each of the issued and outstanding 1,468,462 shares of the Corporation's
Class B Common Stock, par value of $.10 per share, is entitled to ten votes. The total number of Class A and Class B shares of Common Stock issued and outstanding is 5,136,892 shares, with the Class A stockholders having 3,668,430 votes, and the Class B stockholders having 14,684,620 votes. The Corporation's Class A Common Stock is traded on the American Stock Exchange. The Class B Common Stock is not publicly traded. Only stockholders of record at the close of business on October 18, 2006, are entitled to vote at the meeting and adjournment thereof. The Class A Common Stockholders are entitled to elect two directors and the Class B Common Stockholders are entitled to elect six directors.
  Votes cast by proxy or in person at the Annual Meeting will be tabulated by tellers appointed by the Company. The number of shares represented at the meeting in person or by proxy, including abstentions, will determine whether or not a quorum is present. Abstentions will not be voted on any matter submitted to the stockholders for a vote.
  Shares on a Broker's Proxy that lack discretionary authority to vote on a particular matter will not be considered as present and entitled to vote by the tellers.

                             ANNUAL REPORTS

  A copy of the annual report and Form 10-K of the Corporation for the fiscal year ending July 2, 2006, which has been filed with the Securities and Exchange Commission, was mailed to you on September 29, 2006 or is enclosed with this statement.


       ELECTION OF DIRECTORS AND SECURITY OWNERSHIP OF MANAGEMENT

  The holders of the Class A Common Stock are entitled to elect two Directors of the Corporation and the holders of the Class B Common Stock are entitled to elect six Directors of the Corporation to hold office until the next Annual Meeting of the stockholders and until their successors shall have been elected and qualified. The management recommends the election of the nominees listed below as Directors. All of the nominees are presently Directors and constituted the Board of Directors for the past year. In the event any of these nominees becomes unavailable for election, it is intended that the proxies will be voted for the election of such other persons as management shall designate. Management has no reason to believe that any nominee will be unavailable.
  The following table also shows the beneficial ownership of shares of the Corporation's Class A and Class B Common stock as of October 6, 2006 by all directors including executive officers, all of whom are directors, and by all directors and executive officers as a group.


                                                                                                               Percentage of Total
                                                                Shares of Class A        Shares of Class B    Votes Eligible to be
                                                                 Common Stock of          Common Stock of      Cast of Class A & B
Name of Director and Nominees                                      Corporation              Corporation            Common Stock
for Election; Principal Occupation;                             Beneficially Owned      Beneficially Owned       Beneficially Owned
Positions and Offices with the                Periods Served  Directly or Indirectly Directly or Indirectly  Directly or Indirectly
Corporation                             Age   As a Director     on October 6, 2006     on October 6, 2006      on October 6, 2006

                                 NOMINEES FOR ELECTION BY CLASS A COMMON STOCK

Warren T. Braham, Retired Attorney       74   August 1, 1978               1,978                     247                 .02
                                                  to date

Allan L. Sher, Retired Senior            74   February 5, 1997            52,500                       0                 .28
 Executive of Securities Brokerage                to date
 Industry

                                  NOMINEES FOR ELECTION BY CLASS B COMMON STOCK

Merle Fabian, Retired Librarian          68      March 20, 1990          381,224                 380,730                22.8
                                                   to date

Leslie H. Goldberg, President of         76    December 5, 1972          498,239                 491,296                29.5
 the Corporation since February 1, 1976            to date

Stanley H. Katzman, Retired Senior       66    December 2, 1997          195,502(1)              189,444(1)             11.4
 Computer Specialist, National                     to date
 Institutes of Health

A. Joseph Levy, Retired Merchant;        72      June 21, 1988            94,680(2)               53,945(2)              3.4
 Senior Vice President and Secretary               to date
 of the Corporation since December 2,1997

Ruth E. Macklin, Retired Educator;       77     February 14, 1978        184,585(3)              183,407(3)             11.0
 Senior Vice President and                         to date
 Treasurer of the Corporation
 since December 4, 1990

Irvin Clark, General Manager             73     December 1, 1998          16,652(4)                    0                 .09
 of the Corporation since                          to date
 January 1, 1999(5)
All Directors and Executive Officers
 as a group                                                            1,425,360               1,299,069                78.5


(1) Includes 181,396 shares each of Class A and Class B Common Stock held by Mr. Katzman as co-trustee.
(2) The shares of stock are owned by the Levy Family LTD Partnership.
(3) Includes 71,923 shares of Class A and 70,784 shares of Class B Common Stock held by Ms. Macklin as co-trustee.
(4) Includes 1,044 shares of Class A held by Mr. Clark's wife.
(5) Prior to 1999, Mr. Clark served as Director of Operations for Bowl America Inc.

   There is sole disposition and voting power of all the shares directly owned by the directors, and sole disposition and voting power of the shares held by the directors' respective spouses are vested in such spouses.
  Mr. Allan L. Sher is an outside director and trustee of three of Sun America's Mutual Funds.
   Mr. Leslie H. Goldberg and Ms. Merle Fabian are brother and sister.
Together they own directly or indirectly 879,463 shares of Class A Common Stock and 872,026 shares of Class B Common Stock of the Corporation.
   As of the last filing of Form 13-G with the Securities and Exchange Commission, Royce & Associates, LLC, an investment advisor, is deemed to have beneficial ownership of 236,400 shares of Bowl America Class A Common Stock as of December 31, 2005 which amounts to 6.44% of the outstanding Class A Common Stock. Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 154,895 shares of Bowl America Incorporated Class A Common Stock as of December 31, 2005 which amounts to 4.22% of the outstanding Class A Common Stock, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or a series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, for all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.
   Under federal securities law, the Corporation's directors, certain officers, and persons holding more than ten percent of any class of the Corporation's common stock are required to report, within specified due dates, their initial ownership in any class of the Corporation's common stock and all subsequent acquisitions, dispositions, or other transfers of interest in such securities, if and to the extent reportable events occur which require reporting by such due dates. The Corporation is required to describe in this proxy statement whether it has knowledge that any person required to file such a report may have failed to do so in a timely manner. In this regard, all of the Corporation's directors and officers satisfied such filing requirements.
The foregoing is based upon written representations and information provided to the Corporation by the persons required to make such filings.

                  COMPENSATION OF DIRECTORS AND OFFICERS

   The Directors of the Corporation who are not officers receive a fee for attendance at each Board of Directors meeting. During the past fiscal year the fee was $1,150.00 for each meeting. In addition, members of the audit and compensation committee receive $850.00 per committee meeting attended, except the committee chairman, who receives an annual fee of $15,000.
   The Corporation's Employment Agreement with Mr. Leslie H. Goldberg (76 years old) dated June 23, 2005 expired July 2, 2006 and was extended to the end of the next fiscal year. This agreement provides for an annual salary of $102,000 with an annual bonus of 2% of the Corporation's and its subsidiaries' consolidated annual net income prior to income taxes, in excess of $2,500,000. In the event that he leaves the employ of the Corporation at the termination of the contract or becomes disabled during the term thereof so that he cannot carry on his duties as President, he shall act as a consultant and shall receive one-half the average of his previous three years compensation for a term equal to the number of years that he had been President of the Corporation.
   The Corporation's Employment Agreement with Mr. Irvin Clark (73 years old) as General Manager is for a term of one year commencing January 1, 2006 and expiring on December 31, 2006. This agreement provides for an annual salary of $180,000.
   The Corporation's Employment Agreement with Cheryl Dragoo, Controller,
Chief Financial Officer and Assistant Treasurer of the Corporation is for a term of two years commencing January 1, 2005 and expiring on December 31, 2006, with an annual salary of $130,000 and $140,000, respectively.
   The other executive officers of the Corporation are A. Joseph Levy (Senior Vice President and Secretary), 72 years old, and Ms. Macklin (Senior Vice President and Treasurer), 77 years old. Both are major stockholders.

                  CORPORATE GOVERNANCE AND BOARD MATTERS

          American Stock Exchange Corporate Governance Provisions

   Because approximately 52.3% of the total voting power of the outstanding Class A and Class B Common Stock of the Company is owned by Leslie H. Goldberg, President and a director of the Company, and his sister, Merle Fabian, a director of the Company, the Company is deemed to be a "controlled company" (i.e., more than 50% of the total voting power is held by an individual or group) under the rules of the American Stock Exchange. The exchange's listing rules provide that "controlled companies" are exempt from those exchange corporate governance provisions that would otherwise call for (i) a majority of the members of the Board of Directors to be independent, (ii) the process of making director nominations to be overseen by independent directors and
(iii) executive compensation determinations to be overseen by independent directors. Of the Company's eight directors, Messrs. Braham, Sher and Katzman are deemed to be "independent" directors. None of the independent directors receive compensation from the Company other than directors' fees for service on the Board or its Committees.

   Code of Business Conduct and Ethics for Directors, Officers and Employees

   The Company has a Code of Business Conduct and Ethics for directors, officers and employees in accordance with rules of the Securities and Exchange Commission and the American Stock Exchange. A copy is available online at www.bowlamericainc.com and will be provided to any stockholder upon written request to the Secretary of the Corporation, 6446 Edsall Road, Alexandria
VA  22312.

         Policy Regarding Stockholder Communication with Directors

   Those properly identified as stockholders desiring to communicate with a director, the independent directors as a group or the full Board may address such communication to the attention of the Secretary of the Corporation at the Company's executive offices, and such communication will be forwarded to the intended recipient or recipients.

                       Director Nomination Process

   The Company's Board of Directors does not have a nominating committee or other committee that performs similar functions. As stated above, the Company is exempt from the American Stock Exchange provision calling for independent director oversight of director nominations in view of its status as a controlled company. All members of the Company's Board of Directors as a group participate in the consideration of director nominees. The Board of Directors proposes in the Proxy Statement a slate of directors which is decided upon by the Board at its September meeting. Any person wishing to propose a substitute director to be considered by the Board for inclusion in the Company's Proxy Statement may do so in writing, for receipt prior to September 1, to the Board at the address of the Company's principal executive offices. The Board members individually make their judgment as to the nominees' ability to contribute to the survival and success of the Company. There will not be any difference between the manner in which the Board evaluates a nominee recommended by a stockholder and the manner in which the Board evaluates any other director nominee.

                      Board Committees and Meetings

   The Board of Directors has an Audit Committee and Compensation Committee, each of which consists of Warren T. Braham, Chairman, Allan L. Sher and Stanley
H. Katzman. Messrs. Braham, Sher and Katzman each is an "independent" director within the meaning of the rules of the Securities and Exchange Commission and the American Stock Exchange. The Board of Directors, which meets quarterly, met 4 times during the fiscal year ended July 2, 2006. Each director attended all of such meetings except Mr. Katzman, who attended 3 meetings. The Audit Committee and the Compensation Committee, which occasionally meet in joint session, held 4 meetings and 2 meetings, respectively, during the fiscal year. All members attended all such meetings except Mr. Katzman who did not attend one Audit Committee meeting. The Company has a policy of encouraging directors to attend each Annual Meeting of Stockholders. All of the Company's directors, except Mr. Katzman, attended the Annual Meeting held on December 6, 2005. Independent members of the Board of Directors conduct meetings on a regular basis, including at least annually in executive session without the presence of non-independent directors and management.

The Audit Committee
   The purpose of the Audit Committee of the Board of Directors of Bowl America Inc. (the "Company") is to assist the Board in its oversight of the integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the independent auditor's qualifications, independence and performance and the performance of the Company's internal audit function. The Audit Committee is composed entirely of independent directors as determined under the SEC and the American Stock Exchange corporate governance standards and the Sarbanes-Oxley Act applicable to Audit Committee members.
   The Chairman of the Audit Committee is Mr. Warren Braham. The two other members are Mr. Allan Sher and Mr. Stanley Katzman. Each of the members is financially literate, independent and able to devote sufficient time to serve on the Audit Committee. The Board has determined that Mr. Sher possesses the qualifications of an audit committee financial expert as defined in SEC rules adopted pursuant to the Sarbanes-Oxley Act.
   A copy of the Audit Committee Charter is included herein under Appendix A. The charter is also available at www.bowlamericainc.com and will be provided upon request to the Secretary of the Corporation, 6446 Edsall Road, Alexandria VA 22312.

The Compensation Committee
   The Compensation Committee has the responsibility for negotiating the compensation of the President, Leslie H. Goldberg, who is the Chief Executive Officer of the Corporation. The President is responsible for determining the compensation of the other executive officers and all other management employees.
   The Chairman of the Compensation Committee is Mr. Warren Braham and the two other members are Mr. Allan Sher and Mr. Stanley Katzman, all of whom are independent directors.

             AUDIT COMMITTEE REPORT ON FINANCIAL STATEMENTS

   The Audit Committee met with senior management and the independent auditors quarterly during fiscal 2006 to discuss the adequacy of disclosure controls and procedures, the adequacy of the Company's internal controls and the certifica-tions made by the Company's Chief Executive Officer and Chief Financial Officer that are required by the SEC.
   The Audit Committee: (1) reviewed and discussed with management Bowl America's audited financial statements for the year ended July 2, 2006,
(2) discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61, "Communication with Audit Committees",
(3) received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees"; (4) considered whether the provision of non-audit services is compatible with maintaining the auditors' independence, and (5) discussed with the auditors the auditors' independence.
   Based on the review and discussion, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended July 2, 2006, be included in Bowl America Incorporated's Annual Report on
Form 10-K for filing with the Securities and Exchange Commission.

           COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   The following table shows the compensation received by the President, who is the Chief Executive Officer, Irvin Clark, General Manager and Cheryl Dragoo, Controller, Chief Financial Officer and Assistant Treasurer for each of the three fiscal years ended July 2, 2006, July 3, 2005, and June 27, 2004.
The other executive officers, namely A. Joseph Levy, Senior Vice President and Secretary and Ruth E. Macklin, Senior Vice President and Treasurer receive com-pensation of less than $100,000 per year. In fiscal 2006, A. Joseph Levy and Ms. Macklin each received compensation of $8,500 for the fiscal year. There are no restricted stock awards, no stock option grants and no stock appreciation rights. There is no pension plan.

                          SUMMARY COMPENSATION TABLE

         ANNUAL COMPENSATION                           LONG-TERM COMPENSATION
   (1)              (2)      (3)        (4)       (5)         (6)         (7)        (8)        (9)
Name and                                         Other     Restricted
Principal          Fiscal                        Annual       Stock      Options/   LTIP       (1)All Other
Position            Year    Salary     Bonus   Compensation   Awards      SAR's(#)  Payouts   Compensation

Leslie Goldberg,   2006    $102,000  $ 98,622    $ 9,905       $0            0         $0         $0
 President and     2005    $102,000  $ 61,907    $10,171       $0            0         $0         $0
 Chief Executive   2004    $102,000  $ 69,708    $ 9,041       $0            0         $0         $0
 Officer

Irvin Clark,       2006    $174,782  $   -       $  -          $0            0         $0         $8,759
 General Manager   2005    $164,615  $   -       $  -          $0            0         $0         $6,205
                   2004    $154,692  $   -       $  -          $0            0         $0         $6,100

Cheryl Dragoo,     2006    $134,731  $   -       $  -          $0            0         $0         $6,720
 Controller, Chief 2005    $124,615  $   -       $  -          $0            0         $0         $4,673
 Financial Officer 2004    $114,692  $   -       $  -          $0            0         $0         $3,654
 and Assistant
 Treasurer

(1) Consists of value of contributions to Profit Sharing Plan and Employee Stock Ownership Plan, both deferred contribution plans.

   The Compensation Committee, in negotiating the President's compensation, takes into account his performance and his contribution to the Company's functions. The Committee thought it important that there be an incentive which is accomplished by a bonus based on the income of the Corporation. The terms of the President's current contract are the same as the terms of his prior contract. The President does not participate in the Profit Sharing Plan or in the Employee Stock Ownership Plan.


           AUDIT FEES AND AUDIT COMMITTEE PRE-APPROVAL PRACTICES

   The Audit Committee has voted to engage Aronson & Company as independent auditors to examine the financial statements of the Company for the fiscal year ending July 1, 2007.
   Aronson & Company's report on Bowl America's consolidated financial state-ments as of July 2, 2006 and July 3, 2005, did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During the fiscal years ended July 2, 2006 and July 3, 2005, there were no disagreements between Bowl America and Aronson & Company on any matter of accounting principles and practices, financial statement disclosure, or auditing scope or procedures.

   AUDIT FEES - For professional services rendered for the audit of the Company's annual financial statements and reviews of quarterly financial statements included in the Company's Forms 10-Q during the fiscal year ended July 2, 2006, Aronson & Company billed Bowl America $89,300 and for fiscal year ended July 3, 2005, Aronson & Company billed the Company $89,380. These fees include consultations normally provided in relation to the annual audits and reviews of documents filed with the SEC.

   AUDIT-RELATED FEES - Bowl America was billed $6,200 for audit-related services provided by principal accountants Aronson & Company in fiscal year ended July 2, 2006 and there were no audit-related services provided in fiscal year ended July 3, 2005.

   TAX FEES - For professional services rendered to Bowl America, Aronson & Company billed $19,500 for fiscal year ended July 2, 2006 and $24,590 for the fiscal year ended July 3, 2005. Tax services generally include federal and state compliance.

   ALL OTHER FEES - In addition to the fees described above, Aronson & Company billed $4,000 in fiscal year 2006 and billed $2,500 in fiscal year 2005 for reviews required by non-regulatory bodies.

   The Audit Committee pre-approved all of the services described above.

   The Board of Directors and its Audit Committee have considered all of the professional services rendered by its auditor, Aronson & Company and by its former auditor Deloitte & Touche LLP, and were of the opinion that these services had no effect on the independence of said accounting firms. The Audit Committee, prior to authorizing such firms to provide any non-audit services. determined that such services would have no effect on the independence of said accounting firm. A representative of Aronson & Company is expected to attend the Annual Meeting and will be given the opportunity to make a statement and respond to appropriate questions. Neither Aronson & Company nor Deloitte & Touche LLP is or has been financially interested in the Company or connected with it except as auditors, tax consultants and advisors.

AUDIT COMMITTEE POLICIES AND PROCEDURES FOR PRE-APPROVAL OF INDEPENDENT AUDITOR SERVICES - The following describes the Audit Committee's policies and procedures regarding pre-approval of the engagement of the Company's independent auditor to perform audit as well as permissible non-audit services for the Company.

   For audit services, the independent auditor will provide the Committee with an engagement letter during the first quarter of each fiscal year outlining the scope of the audit services proposed to be performed in connection with the audit of the fiscal year. If agreed to by the Committee, the engagement letter will be formally accepted by the Committee at an Audit Committee meeting held as practicably as possible following receipt of the engagement letter. The independent auditor will submit to the Committee for approval, an audit services fee proposal after acceptance of the engagement letter.

   For non-audit services, the Company management may submit to the Committee for approval the list of non-audit services that it recommends the Committee engage the independent auditor to provide for the fiscal year. The list of services must be detailed as to the particular service and may not call for broad categorical approvals. Company management and the independent auditor will each confirm to the Committee that each non-audit service on the list is permissible under all applicable legal requirements. In addition to the list of planned non-audit services, a budget estimating non-audit service spending for the fiscal year may be provided. The Committee will consider for approval both the list of permissible non-audit services and the budget for such services. The Committee will be informed routinely as to non-audit services actually provided by the independent auditor pursuant to this pre-approval process.
   The independent auditor must ensure that all audit and non-audit services provided to the Company have been approved by the Committee. The Chief Financial Officer of the Company will be responsible for tracking all independent auditor fees against the budget for such services and report annually to the Audit Committee.

                 SHAREHOLDER RETURN PERFORMANCE PRESENTATION

   The following graph shows changes over the past five fiscal year periods in the value of $100 invested in (1) Bowl America Incorporated Class A Common Stock, (2) the American Stock Exchange Market Index, and (3) the Peer Group consisting of 15 companies in the business Industry Group No.715, Sporting Activities. It is assumed that all dividends were reinvested.

                COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
       AMONG BOWL AMERICA INC., AMEX MARKET INDEX AND PEER GROUP INDEX

                                            FISCAL YEAR ENDING
COMPANY                     2001     2002     2003     2004     2005     2006

BOWL AMERICA INC.            100   119.32   128.83   162.40   165.39   179.24
AMEX MARKET INDEX            100   108.89   115.42   151.47   188.18   231.19
PEER GROUP INDEX             100    90.76    83.66    99.31   116.15   117.93


                                PROFIT SHARING PLAN

   The Board of Directors adopted a profit sharing plan for its employees which became effective on June 29, 1975, and which has been approved by the Internal Revenue Service. The following table shows the name of each person named in the preceding table and shows for each named person and for all of the Directors and Officers of the Corporation as a group (Column A), the amount allocated to their accounts in trust from the contributions of the Corporation for the fiscal year ending July 2, 2006 under its employees' profit sharing plan in Column (B), from contributions since the inception of the plan in Column (C), and from other accruals under the plan in Column (D), which accruals consist of a share of forfeitures resulting from employees covered by the plan who leave the Corpor-ation's employment and interest on plan investments.

          A                      B                 C              D
Leslie H. Goldberg              -0-             $ 82,390       $485,698
Irvin Clark                    $3,128             61,197        256,017
Cheryl Dragoo                  $2,426             20,231        186,988
All Directors and Officers
 as a group                    $5,554           $163,818       $928,703

   Directors as such do not participate in the Corporation's employee profit sharing plan. All employees, including officers of the Corporation, are eligible to commence participation under the Plan after completing a minimum of 1,000 hours continuous employment during the Corporation's fiscal year. Actual payment of accounts to participants or their beneficiaries is deferred until retirement, disability, or death. In the event of termination of employment, the vested portion, if any, is paid. Accounts become vested after three years of service according to a graduated scale until 100% is vested after seven years of service. No estimate can be made of the annual benefits on the retirement of a particular person because the amount set aside each year depends on the earnings of the Corporation for such year. The amount of the contribution is within the discretion of the Corporation's Board of Directors and can only be paid from profits. The Board of Directors made a contribution of $140,000 including any expenses incurred by the Trust paid by the Corpora-tion for the fiscal year 2006. The contribution is made to a trust (Bowl America Incorporated Profit Sharing Trust). Contributions of the Corporation to the trust and forfeitures of terminated members are allocated in proportion to compensation paid by the Corporation. Employees exercise independent control over the investment of funds allocated in their accounts. Earnings or losses are posted to the accounts daily. Employees may change their investment choices at any time. No Director except Irvin Clark presently receives an allocation under the plan.

                    1987 EMPLOYEE STOCK OWNERSHIP PLAN

   The Board of Directors adopted the Bowl America Incorporated 1987 Employee Stock Ownership Plan (the "ESOP") on March 31, 1987, and secured a satisfactory ruling from the Internal Revenue Service. All employees of the Corporation and certain subsidiaries become participants on the last day of the fiscal year or December 31 following the date on which they have been employed for one year with at least 1,000 hours of service. The Board of Directors of the Corpora-tion has the discretion to declare each year a cash amount or a specified number of shares of Class A Common Stock ("Common Stock") that will be contri-buted to the ESOP. On June 20, 2006, the Board of Directors made a contribution valued at $140,000 including any expenses incurred by the Plan which were paid by the Corporation for fiscal year 2006. Corporation contributions are allocated to employees who are participants on the last day of the fiscal year through a formula based upon the participant's compensation. Employee contributions to the ESOP are not permitted. The trustees of the ESOP, Donald Armel and Michael Dick, have the exclusive authority to manage the trust in which ESOP contributions are deposited and are obligated to invest the cash portion of ESOP contributions primarily in the Corporation's Common Stock. The trustees are permitted to borrow money to purchase Common Stock for the trust.
   As of the last day of the fiscal year, eligible participants are credited with their proportionate share of the trust's assets. A participant's interest vests and is nonforfeitable if while employed by the Corporation or participating subsidiaries he or she attains at least 65 years of age, becomes totally or permanently disabled or dies. Also, a participant's interest vests and is nonforfeitable to the extent and in the percentage set forth in a schedule in the ESOP. Under this schedule, a participant's interest is 100 percent vested after seven years of service. Vested amounts are distributed upon retirement, disability, or death. If termination of service occurs prior to the occurrence of those events, payment may be made or deferred until the participant attains age 65. As determined by the participant, distributions are made in cash or Common Stock.
  The Corporation may terminate or amend the ESOP but not in such a way as would adversely affect any participant's vested benefits. The trustees have the right to vote the Common Stock in the trust subject to the direction of each participant with respect to the shares allocated to his or her account.
  As of the end of fiscal 2006, there were 623 participants in the ESOP. No Director except Irvin Clark participates in the Plan.


                           PROPOSALS OF SECURITY HOLDERS

  Proposals of stockholders intended to be presented at the 2007 Annual Meeting, which presently is expected to be held in December 2007, must be received by the Secretary of the Corporation, 6446 Edsall Road, Alexandria, Virginia 22312 no later that July 2, 2007, in order for them to be considered for inclusion in the October 2007 Proxy Statement. A stockholder desiring to submit a proposal to be voted on at the next year's Annual Meeting, but not desiring to have such proposal included in next year's Proxy Statement relating to that meeting, should submit such proposal to the Company by September 12, 2007. Failure to comply with that advance notice requirement will permit management to use its discretionary voting authority if and when the proposal is raised at the Annual Meeting without having had a discussion of the proposal in the Proxy Statement.

                          OTHER MATTERS

  Management does not intend to bring any other matters before the meeting and does not know of any other matters to be brought before the meeting by any others. If any other matter should come before the meeting, it is the intention of the persons named in the accompanying proxy to vote the proxy in accordance with their best judgment.

By Order of the Board of Directors
A. Joseph Levy
Secretary



Charter as filed with the SEC in October 2003


                                 APPENDIX A
            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                             OF BOWL AMERICA INC.
                     (As amended on September 25, 2003)
Purpose
     The purpose of the Audit Committee of the Board of Directors of Bowl America Inc. (the "Company") is to assist the Board in its oversight of:

  * the integrity of the Company's financial statements;
  * the Company's compliance with legal and regulatory requirements;
  * the independent auditor's qualifications, independence and performance; and
  * the performance of the Company's internal audit function.

Membership
     The Committee will consist of not less than three members of the Board of Directors who must meet the independence and experience requirements of the SEC and American Stock Exchange (the "Amex"). Those rules require, among other things that:

  * the director have no material relationship with the Company (other than as a director or as a beneficial owner of not more than 10% of the outstanding shares of common stock of the Company);
  * each member to be deemed by the Board to be "financially literate" (or be able to become so within a reasonable time after appointment) and, when required by law, at least one member of which must be an "audit committee financial expert"; and
  * no member receive consulting or other fees (other than Board or Committee fees) from the Company.

Authority and Responsibilities
     In pursuit of the purposes set forth above, the authority and resonsibilities of the Audit Committee shall include the following:

     1. Review of Committee Charter and Performance. The Committee shall review and assess the adequacy of this charter at least annually and shall submit any recommended changes to the Board for approval. The Committee shall annually review its own performance.

     2. Meetings and Subcommittees. The Committee shall, absent unusual circumstances, meet at least quarterly. The Committee shall meet separately and periodically (absent unusual circumstances, at least twice per year) with management, the independent auditor and the internal auditor. The Committee may form and delegate authority to subcommittees when appropriate.

     3. Advisors. The Committee shall have the authority to engage outside legal, accounting and other advisors without Board approval.

     4. Oversight of Independent Auditor. The Committee shall be soley responsible for the appointment, replacement and oversight of the independence and performance of the independent auditor, who shall report directly to the Committee. Such responsibility shall include:

 * resolution of disagreements between the independent auditor and management;
 * review of the annual written report from the independent auditor discussing all relationships between the auditor and the Company, discussing with the auditor of any such disclosed relationships and their impact on the independent auditor's independence, and the taking of appropriate action in response to the auditor's report relating to the auditor's independence;
 * establishment of policies for the Company's hiring of employees or former employees of the independent auditor; and
 * preapproval of all audit and non-audit services rendered to the Company by the independent auditor.

     5. Reports of the Committee. The Committee shall make regular reports to the Board and shall prepare the report of the Committee required under
Item 306 of the SEC's Regulation S-K to be included in the Company's annual proxy statement stating whether the Committee:

 * reviewed and discussed the audited financial statements with management;
 * discussed with the independent auditor the matters required to be discussed by AICPA Statement on Auditing Standards No. 61 ("SAS 61");
 * received the written disclosures from the auditor relating to its independence required by Independence Standards Board Standard No. 1; and
 * recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K.

     6.  Whistle Blower Procedures.   When required to do so by AMEX rules
approved by the SEC, the Committee shall establish and implement procedures to receive, retain and address complaints regarding accounting and auditing matters, including procedures for employees' anonymous submissions of concerns.

     7. Annual Audited Financial Statements. The Committee shall review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" (the "MD&A") portion of the Annual Report on Form 10-K, and shall recommend to the Board whether the audited financial statements should be included in the Form 10-K. In that connection, the Committee shall discuss with the independent auditor the matters required to be discussed by SAS 61 relating to the audit.

     8. Quarterly Financial Statements. The Committee shall discuss with management and the independent auditor the Company's unaudited quarterly financial statements prior to the filing of its Form 10-Q.

     9. Quarterly CEO and CFO Certifications. The Committee shall receive the quarterly disclosures required to be made to the Committee by the CEO and CFO in their certifications included in the Company's Forms 10-Q and 10-K relating to:
 * all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial data; and
 * any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting.

     10. Reports From and Discussions With the Independent Auditor. The Committee shall receive from and discuss with the independent auditor periodic reports relating to:

 * any critical accounting policies and practices to be used;
 * alternative treatments within GAAP discussed with management, the effects of using or not using such treatments and the independent auditor's preferred treatment;
 * any management letter, schedule of unadjusted differences or other material written communications with management;
 * the independent audit firm's internal quality control procedures;
 * any material issues raised by the most recent internal quality-control review of the independent audit firm, or any inquiry or investigation by governmental or professional authorities relating to an audit, and steps to be taken to deal with any such issues;
 * any audit problems or difficulties encountered in the course of the audit work, including any restrictions on the scope of the independent auditor's activities or on access to requested information, any significant disagreements with management and management's response to all such difficulties;
 * analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;
 * the effect of regulatory and accounting initiatives, as well as any off-balance sheet structures, on financial statements of the Company; and
 * earnings press releases (paying particular attention to any use of any "pro forma" or "adjusted" non-GAAP information) and financial information and earnings guidance provided to shareholders, analysts and rating agencies.

     11. Earnings Releases. The Committee shall periodically review the Company's earnings press releases and financial information and earnings guidance provided by the Company to shareholders, analysts and rating agencies.

     12. Risk Assessment and Management. The Committee shall review with management and the independent auditor compliance with laws, regulations and internal procedures and contingent liabilities and discuss policies with respect to risk assessment and risk management.

     13. Internal Audit Function. The Committee shall review with the independent auditor the adequacy of the Company's internal controls, including computerized information system controls and security.